UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on Forms 8-K filed with the Securities and Exchange Commission on October 15, 2008 and May 22, 2008, actions taken by the Texas Attorney General and local authorities resulted in the shutdown of all of the amusement-with-prize operations of Aces Wired, Inc. (the Company) pursuant to search and arrest warrants executed on May 21, 2008.

On November 14, 2008, November 17, 2008 and November 18, 2008, indictments resulting from the aforementioned legal actions were filed in Tarrant County, Texas and Bexar County, Texas against the Company and certain persons acting on behalf of the Company. The indictments allege violations of Texas Penal Code provisions relating to gambling promotion; keeping a gambling place; possession of a gambling device, equipment or paraphernalia; engaging in organized criminal activity; money laundering; and tampering with evidence related to certain of those charges. A total of 27 individuals were charged, including the Company’s chairman of the board of directors and all of its executive officers.

The issuance of the indictments is not expected to adversely impact the bingo distribution license in Texas of K&B Sales, Inc. (K&B) or its ability to conduct business in that state. K&B is a wholly-owned subsidiary of the Company and currently is the Company’s only significant source of revenue and cash flow. However, the indictments have critically impaired the Company’s ability to obtain the external financing it needs to expand the operations of its majority-owned subsidiary, Eclipse Gaming Systems, LLC, to a point where that entity becomes solvent.

The Company is also currently defending a civil case in Bexar County regarding the forfeiture of certain cash, bank deposits and other of the Company’s property seized by authorities on May 21, 2008. The civil forfeiture proceeding was instituted against the Company’s property in the 408th Judicial District Court in Bexar County in June 2008 and alleges that the Company’s property is contraband used in the commission of money laundering under Texas Penal Code Section 34.02 and/or engaging in criminal activity under Texas Penal Code Section 71.02. A trial is scheduled to begin in this case on December 1, 2008, and is anticipated to last approximately one week.

A similar civil forfeiture case was filed against the Company’s property in Nueces County, Texas in June 2008 but was dismissed on September 18, 2008 pursuant to an Order of Non-Suit entered by the Nueces County 148th Judicial District Court. There are currently no pending civil or criminal proceedings in Nueces County, although there is the possibility that such proceedings might be instituted in the future.

There is risk that the indictments, adverse results in the civil case in Bexar County and/or the threat of legal action in Nueces County could adversely affect the willingness of customers and suppliers of K&B to continue to do business with K&B on the same terms as previously or at all. There is also risk that demands upon management and the financial burden associated with defending against the criminal and civil cases will adversely impact management of the Company’s affairs, its results of operations and its financial condition. The Company is taking steps to assure customers and suppliers that it continues to conduct business as usual and to manage these relationships and the risks associated with the foregoing. To that end, the Company is in the process of implementing plans to protect K&B’s bingo distribution license from a potential adverse outcome in the criminal proceedings. There can be no assurances, however, that the Company and its management will be successful in managing these risks, or that the Company and its officers, directors and other employees will ultimately prevail in defending these matters. In the event the Company and/or certain of its or K&B's officers are convicted of any of the alleged offenses, K&B’s license could be revoked by the state, which would materially and adversely impact the Company’s financial condition and results of operations. Any such conviction could also adversely impact Eclipse’s ability to obtain the licenses it requires to expand its game development and sales operations in other states.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer